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WAYFINDER GROUP, INC.
Balance Sheet
At September 30, 2000
(expressed in millions, rounded to hundred thousands of dollars)
 (Unaudited, subject to adjustment)

ASSETS
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
Current assets:
     Cash                    $ 0.3
     Other current assets               0.5
                                   -----
          Total current assets                    0.8
                                   -----

Investments, at cost:
     Separation Technologies, Inc.          1.0
     NEXUS Energy Software, Inc.               2.2
                                   -----
                                   3.2
                                   -----
Note receivable               4.0
                                   -----
          Total assets               $ 8.0
                                   =====


LIABILITIES AND PARENT COMPANY'S INVESTMENT
-------------------------------------------

     Parent company's investment:
          Subordinated notes payable to parent               $12.4
          Other paid-in capital                    (4.4)
                                   -----
               Total parent company's investment               8.0
                                   -----
               Total liabilities and parent company's investment          $
8.0
                                   =====

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